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Exhibit 11.3

Consent of Independent Registered Public Accounting Firm

        We have issued our report dated November 13, 2017, with respect to the financial statement of Aspen REIT, Inc. contained in the Offering Statement filed by Aspen REIT, Inc. under Regulation A of the Securities Act of 1933. We consent to the use of the aforementioned report in the Offering Statement and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP
Irvine, California
January 10, 2018

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  Exhibit 11.3
Consent of Independent Registered Public Accounting Firm